Exhibit 3a
                                                                 ----------


                      RESTATED ARTICLES OF INCORPORATION
                                       OF
                              MEREDITH CORPORATION

                                       I

     The name of the corporation is MEREDITH CORPORATION.

                                       II

     The corporation is organized for the purpose of engaging in any lawful business for which corporations may be organized under the Iowa Business Corporation Act.

                                      III

     A. Capitalization. The total number of shares of stock of all classes which the corporation shall have authority to issue is 21,000,000 shares, of which 1,000,000 shares shall be preferred stock, par value $1.00 per share (hereinafter called "series preferred stock"), and 20,000,000 shares of which shall be common stock, par value $1.00 per share (hereinafter called "common stock").

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of each class are as follows:

          1. The series preferred stock may be issued from time to time in one or more series, the shares of each series to have the voting powers, full or limited, and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issuance of the series, adopted by the board of directors as hereinafter provided.

          2. Authority is hereby expressly granted to the board of directors of the corporation, subject to the provisions of this Article III and to the limitations prescribed by law, to authorize the issuance of one or more series of series preferred stock and with respect to each series to fix by resolution or resolutions providing for the issuance of the series the voting powers, full or limited, if any, of the shares of the series and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof. Each series shall consist of such number of shares as shall be stated and expressed in the resolution or resolutions providing for the issuance of the stock of the series together with such additional number of shares as the board of directors by resolution or resolutions may from time to time determine to issue as a part of the series. The board of directors may from time to time decrease the number of shares of any series of series preferred stock (but not below the number thereof then outstanding) by providing that any unissued shares previously assigned to the series shall no longer constitute part thereof and may assign the unissued shares to an existing or newly created series.

          The authority of the board of directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

               (a)  The designation of the series.

               (b) The dividend rate of the series, the conditions and dates upon which dividends shall be payable, the relation which the dividends shall bear to the dividends payable on any other class or classes of stock, and whether the dividends shall be cumulative or non-cumulative.

               (c) Whether the shares of the series shall be subject to redemption by the corporation and, if made subject to redemption, the times, prices and other terms and conditions of the redemption.

               (d) The rights of the holders of the shares of the series upon the dissolution of, or upon the distribution of assets of, the corporation, and the amount payable on the shares in the event of voluntary or involuntary liquidation.

               (e) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series.

               (f) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other classes or of any other series of any class or classes of stock of the corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of the conversion or exchange.

               (g) The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise.

          3. The holders of shares of each series of series preferred stock shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the board of directors for such series, and no more, before any dividends, other than dividends payable in common stock, shall be declared and paid, or set apart for payment, on the common stock with respect to the same dividend period.

          4. Whenever, at any time, dividends on the then outstanding series preferred stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment and after complying with respect to any retirement or sinking fund or funds for any series of series preferred stock, the board of directors may, subject to the provisions of the resolution or resolutions creating any series of series preferred stock, declare and pay dividends on the common stock, and the holders of shares of preferred stock shall not be entitled to share therein.

          5. The holders of shares of each series of series preferred stock shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the corporation to such preferences as provided in the resolution or resolutions creating the series, and no more, before any distribution of the assets of the corporation shall be made to the holders of shares of common stock. Whenever the holders of shares of series preferred stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the common stock shall be entitled to share ratably in all the remaining assets of the corporation.

          6. At all meetings of the stockholders of the corporation, the holders of shares of the common stock shall be entitled to one vote for each share of common stock held by them. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution or resolutions of the board of directors providing for the issuance of any series of series preferred stock, the holders of the series shall have no voting power whatsoever.

          7. No holder of any share of any class of stock of the corporation shall have any preemptive right to subscribe for or acquire additional shares of stock of any class of the corporation or warrants or options to purchase, or securities convertible into, shares of any class of stock of the corporation.

     B. Restrictions on Ownership, Transfer and Voting. So long as the corporation or any of its subsidiaries is subject to any law of the United States or any state therein which restricts ownership or voting of capital stock by aliens (as defined by the bylaws), not more than one-fifth of the shares outstanding shall be owned of record or voted by or for the account of aliens or their representatives or affiliates. The board of directors may issue share certificates representing not more than one-fifth of the shares of the stock of the corporation at any time outstanding in special form which may be owned or held by aliens, such certificates to be known as "Foreign Share Certificates" and to be so marked, but under no circumstances shall the total amount of voting stock of any class represented by Foreign Share Certificates, plus the amount of voting stock of that class owned by or for the account of aliens and represented by certificates not so marked, exceed one-fifth of the aggregate number of outstanding shares of such class.

     Shares of stock shall be transferable on the books of the corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed; provided, however, that shares of stock other than shares represented by Foreign Share Certificates shall be transferable to aliens or any person holding for the account thereof only when the aggregate number of shares of stock owned by or for the account of aliens will not then be more than one-fifth of the number of shares of stock outstanding. The board of directors may direct that, before shares of stock shall be transferred on the books of the corporation, the corporation may require information as to whether the proposed transferee is an alien or will hold the stock for the account of an alien.

     If the stock records of the corporation shall at any time disclose alien ownership of one-fifth or more of the voting stock of any class and it shall be found by the corporation that any certificate for shares marked "Domestic Share Certificate" is, in fact, held by or for the account of any alien, the holder of the shares represented by that certificate shall not be entitled to vote, to receive dividends or to have any other rights with respect to such shares, except the right to transfer the shares to a non-alien (as defined in the bylaws).

     If the stock records of the corporation shall at any time disclose alien ownership of one-fifth or more of the voting stock of any class and a request is made by an alien to have shares registered in its name or for its account, the corporation shall be under no obligation to effect the transfer or to issue or reissue any stock certificates to or for the account of the alien. In addition, if a proposed transferee of any shares is an alien, and the transfer to such alien would result in alien ownership of one-fifth or more of the voting stock of any class, the corporation shall be under no obligation to effect the transfer or to issue or reissue any stock certificates to or for the account of the alien. Further, if it is determined at any time that a transfer has resulted in alien ownership of one-fifth or more of the voting stock of any class, the holder of the shares which resulted in the alien ownership of one-fifth or more of the voting stock shall not be entitled to vote, to receive dividends or have any other rights with respect to such shares, except the right to transfer those shares to a non-alien.

     Amendment or deletion of these provisions covering restrictions on ownership, transfer and voting shall require the affirmative vote of at least 80% of each class of outstanding shares of the corporation.

     The board of directors shall establish rules, regulations and procedures to assure compliance with the enforcement of this Article III B.

                                       IV

     The number of directors of the corporation shall be fixed from time to time in the manner provided in the bylaws but shall not be fewer than three nor more than fifteen. The directors shall be divided into three classes: Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors. At the annual meeting of stockholders on November 14, 1983, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III for a three-year term. At each succeeding annual meeting of stockholders, beginning in 1984, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until a successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy occurring on the board of directors may be filled by a majority of the directors in office, although less than a quorum, or by a sole remaining director, and any vacancy on the board of directors that results from an increase in the number of directors may be filled by a majority of the board of directors in office. Any director elected to fill a vacancy shall have the same remaining term as that of his or her predecessor.

     A director may be removed only for cause and by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of voting stock at a meeting of stockholders duly called for the consideration of such removal. Cause shall mean conviction of a felony or adjudication of liability for negligence or misconduct in the performance of a director's duty to the company.

     The affirmative vote of the holders of not less than 80 percent of the outstanding shares of voting stock is required to amend this provision.

                                       V

     Notwithstanding any other provisions of the corporation's Restated Articles of Incorporation or bylaws (and notwithstanding the fact that some lesser percentage may be specified by law), any amendment of these Restated Articles of Incorporation which would permit the holders of stock of the corporation to amend, alter, change or repeal the bylaws or any part thereof, shall require the affirmative vote of holders of not less than 80 percent of the outstanding shares of voting stock of the corporation.

                                       VI

     No action required or permitted to be taken at any annual or special meeting of the stockholders of the corporation may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     Any amendment or deletion of the provisions of this Article VI shall require the affirmative vote of the holders of not less than 80 percent of the outstanding shares of voting stock of the corporation.

                                      VII

     The affirmative vote of the holders of not less than 80 percent of the outstanding shares of "voting stock" (as hereinafter defined) of the corporation shall be required for the approval or authorization of any "business combination" (as hereinafter defined) of the corporation with any "substantial stockholder" (as hereinafter defined); provided, however, that the 80 percent voting requirement shall not be applicable if:

          1. The "continuing directors" of the corporation (as hereinafter defined) by a two-thirds vote (a) have expressly approved in advance the acquisition of outstanding shares of voting stock of the corporation that caused the substantial stockholder to become a substantial stockholder or
     (b) have approved the business combination prior to the substantial stockholder involved in the business combination having become a substantial stockholder;

          2. The business combination is solely between the corporation and another corporation, 100 percent of the voting stock of which is owned directly or indirectly by the corporation; or

          3. The business combination is a merger or consolidation and the cash or fair market value of the property, securities or other consideration to be received per share by holders of common stock of the corporation in the business combination is not less than the "fair price" (as hereinafter defined) of the common stock.

     For the purposes of this Article VII:

          1. The term "business combination" shall mean (a) any merger or consolidation of the corporation or a subsidiary with or into a substantial stockholder, (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "substantial part" (as hereinafter defined) of the assets either of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to the substantial stockholder, (c) any merger or consolidation of a substantial stockholder with or into the corporation or a subsidiary of the corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the substantial stockholder to the corporation or a subsidiary of the corporation for consideration aggregating $5,000,000 or more, (e) the issuance of any securities of the corporation or a subsidiary of the corporation to a substantial stockholder, (f) any reclassification or recapitalization (including any reverse stock split) of the corporation or any of its subsidiaries or a reorganization, in any case having the effect, directly or indirectly, of increasing the percentage interest of a substantial stockholder in any class of equity securities of the corporation or such subsidiary, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination.

          2. The term "substantial stockholder" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates" (as defined on September 1, 1983, in Rule 12b-2 under the Securities Exchange Act of 1934), "beneficially owns" (as defined on September 1, 1983, in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 20 percent or more of the outstanding voting stock of the corporation, and any affiliate or associate of any such individual, corporation, partnership or other person or entity.

          3. The term "substantial part" shall mean assets having a "fair value" (as hereinafter defined) in excess of 10 percent of the fair market value of the total consolidated assets of the corporation in question as of the end of its most recent fiscal year ending prior to the time the determination is being made.

          4. Without limitation, any shares of common stock of the corporation that any substantial stockholder has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the substantial stockholder.

          5. For the purposes of this Article VII, the term "other consideration to be received" shall include, without limitation, common stock of the corporation retained by its existing public stockholders in the event of a business combination in which the corporation is the surviving corporation.

          6. The term "voting stock" shall mean all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of voting stock shall refer to such proportion of the votes entitled to be cast by such shares.

          7. The term "continuing director" shall mean one elected as a director at the 1983 annual stockholders' meeting or one elected or appointed prior to the time the substantial stockholder in question acquired such status, or one designated as a continuing director (prior to his or her initial election or appointment) by a majority of the whole board, but only if a majority of the whole board shall then consist of continuing directors, or if a majority of the whole board does not then consist of continuing directors, by a majority of the then continuing directors.

          8. The term "fair price" shall mean not less than the greater of (a) the highest per share price paid by the substantial stockholder in acquiring any of its shares of stock of the corporation or (b) an amount which bears the same or greater percentage relationship to the market price of the common stock of the corporation immediately prior to the announcement of the business combination equal to the highest percentage relationship that any per share price theretofore paid by the substantial stockholder for any of its holdings of common stock of the corporation immediately prior to commencement of the acquisition of the corporation's common stock by the substantial stockholder.

          9. The term "fair value" shall mean the fair market value thereof at any time 90 days prior to the date of the consummation of any transaction, which value and time shall be determined by a majority of the continuing directors who may, if they wish, be advised on such value by an investment banking firm selected by them. The fees of any such investment banking firm shall be paid by the corporation.


     The provisions set forth at this Article VII herein may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of voting stock (as defined herein) of the corporation; provided, however, that this 80 percent vote requirement shall not apply if an amendment is recommended to stockholders by two-thirds of the whole board of directors when a majority of the members of the board of directors acting upon such matters are continuing directors.


                                      VIII

     By the adoption of these Restated Articles of Incorporation, Articles I through VII of the previously existing Restated Articles of Incorporation, as amended, are hereby repealed, and substituted therefor are these Articles I through VIII; these Restated Articles thus supersede the Restated Articles of Incorporation and all amendments thereto. These Restated Articles of Incorporation became effective upon their adoption by the shareholders on the 14th day of November, 1983.

                                      MEREDITH CORPORATION



                                      By:
                                              Gerald D. Thornton
                                                Vice President


                                      By:
                                             Betty Campbell Madden
                                               Corporate Secretary

STATE OF IOWA     )
                  ) ss:
COUNTY OF POLK    )

     On this 14th day of November, A. D. 1983, before me, Lynelle D. Aller, a notary public in and for said county, personally appeared Gerald D. Thornton, to me personally known, who being by me duly sworn did say that he is a vice president of said corporation, that the seal affixed to said instrument is the seal of said corporation and that said Restated Articles of Incorporation were signed and sealed on behalf of the said corporation by authority of its board of directors and the said Gerald D. Thornton acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.




                                              Lynelle D. Aller
                                         Notary Public in and for the
                                               State of Iowa

                             ARTICLES OF AMENDMENT
                                    TO THE
                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                             MEREDITH CORPORATION



TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to the provisions of Section 58 of the Iowa Business Corporation Act, Chapter 496A, Code of Iowa, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     I. The name of the corporation is Meredith Corporation. The effective date of its incorporation was the 9th day of August, 1905. Its original name was Meredith Publishing Company. On October 10, 1967, the corporate name was changed to Meredith Corporation. The most recent Restated Articles of Incorporation were filed November 14, 1983.

     II. The following amendment to the Restated Articles of Incorporation was adopted by the shareholders of the corporation on November 12, 1984, in the manner prescribed by the Iowa Business Corporation Act:

          RESOLVED that the first paragraph of Article III of the Restated Articles of Incorporation be and hereby is changed and amended to read as follows:

          III. A. Capitalization. The total number of shares of stock of all classes which the corporation shall have authority to issue is 40,000,000 shares, of which 5,000,000 shares shall be preferred stock, par value $1.00 per share (hereinafter called "series preferred stock"), and 35,000,000 shares of which shall be common stock, par value $1.00 per share (hereinafter called "common stock").

     III. The number of shares outstanding and entitled to vote at the time of such adoption was 9,427,155.

     IV. The number of shares voted for the increase in the number of authorized shares of common stock was 7,659,954, the number of shares voted against was 453,977, and the number of votes abstaining was 21,743.

     V. The number of shares voted for the increase in the number of authorized shares of series preferred stock was 6,661,069, the number of shares voted against was 1,088,991, and the number of votes abstaining was 114,190.

     VI. No exchange, reclassification, or cancellation of issued shares is provided for in the amendment.

     VII. Such amendment does not effect a change in the amount of stated capital.

          Dated:  November 14, 1984.

                               Meredith Corporation


                               By __________________________
                                    Gerald D. Thornton
                                    Its Vice President


                               By __________________________
                                    Betty Campbell Madden
                                    Its Secretary

STATE OF IOWA  )
               ) ss.
COUNTY OF POLK )

     On this 14th day of November, A.D., 1984, before me, Lynelle D. Kobe, a Notary Public in and for said County, personally appeared Gerald D. Thornton, to me personally known, who being by me duly sworn did say that he is vice president of said corporation, that the seal affixed to said instrument is the seal of said corporation and that said Articles of Amendment were signed and sealed on behalf of the said corporation by authority of its board of directors and the said Gerald D. Thornton and Betty Campbell Madden acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.


                                  __________________________
                                        Lynelle D. Kobe
                                  Notary Public in and for the
                                         State of Iowa

                              ARTICLES OF MERGER

                                      OF

                          MEREDITH PUBLICATIONS, INC.

                                     INTO

                             MEREDITH CORPORATION

                    - - - - - - - - - - - - - - - - - - - -


          Pursuant to the provisions of the Iowa Business Corporation Act, the undersigned hereby certifies:

          FIRST: That the following Plan of Merger has been duly approved by the Board of Directors of the surviving corporation:

          (a) The name of the subsidiary corporation is Meredith Publications, Inc., and the name of the surviving corporation is Meredith Corporation.

          (b)  The terms and conditions of the proposed merger are as follows:

          All outstanding shares of the wholly-owned subsidiary will be cancelled upon effect of the merger.

          SECOND: That the designation and number of outstanding shares of each class of the subsidiary corporation and the number of such shares of each class owned by the surviving corporation, are as follows:

                   Number of      Designation        Number of Shares
  Name of            Shares           of                 Owned by
Corporation        Outstanding       Class         Surviving Corporation
___________        ___________    ___________      _____________________

Meredith Publi-      10,000          Common           10,000  (100%)
 cations, Inc.

          THIRD: That there are no holders of shares of the subsidiary corporation (Meredith Publications, Inc.) not owned by the surviving corporation (Meredith Corporation) and the surviving corporation waived the mailing of a copy of the plan of merger.

          IN WITNESS WHEREOF, this Certificate has been signed this 24th day of June, 1986.


                                   MEREDITH CORPORATION


                                By: ______________________________________
                                    Gerald D. Thornton
                                    Vice President-Administrative Services


                                By: ______________________________________
                                    Betty Campbell Madden
                                    Corporate Secretary



STATE OF IOWA   )
                ) ss:
COUNTY OF POLK  )

          On this 24th day of June A.D., 1986, before me, Marna G. Ford, a Notary Public in and for said county, personally appeared Gerald D. Thornton, to me personnally known, who being by me duly sworn did say that he is Vice President-Administrative Services of said corporation, that the seal affixed to said instrument is the seal of said corporation and that said Articles of Merger were signed and sealed on behalf of the said corporation by authority of its Board of Directors and the said Gerald D. Thornton acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.


                                    ______________________________________
                                     Notary Public in and for said county

                             ARTICLES OF AMENDMENT
                                    TO THE
                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                             MEREDITH CORPORATION
                      __________________________________

To the Secretary of State
  of the State of Iowa


     Pursuant to the provisions of Section 496A.58 of the Iowa Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation:

     I. The name of the corporation is Meredith Corporation. The effective date of its incorporation was the 9th day of August, 1905. Its original name was Successful Farming Publishing Company.

     II. The following amendment to the Restated Articles of Incorporation was adopted by the shareholders of the corporation on December 15, 1986 in the manner prescribed by the Iowa Business Corporation Act:

          RESOLVED that Article IIIA of the Restated Articles of Incorporation of the corporation be amended to read as follows:


                                    III.

     A. Capitalization. The total number of shares of stock of all classes which the corporation shall have authority to issue is 65,000,000 shares, of which 5,000,000 shares shall be preferred stock, par value $1.00 per share (hereinafter called "series preferred stock"), 50,000,000 shares of which shall be common stock, par value $1.00 per share (hereinafter called "common stock") and 10,000,000 shares of which shall be class B common stock, par value $1.00 per share (hereinafter called "class B stock").

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of each class are as follows:

     1. The powers, preferences and rights of the common stock and class B stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Article IIIA.

     2. (a) At each annual or special meeting of stockholders, each holder of common stock shall be entitled to one (1) vote in person or by proxy for each share of common stock standing in his name on the stock transfer records of the corporation and (except as provided in subparagraph (b) of this subdivision 2) each holder of class B stock shall be entitled to ten (10) votes in person or by proxy for each share of class B stock standing in his name on the stock transfer records of the corporation. Except as required pursuant to the Business Corporation Act of the State of Iowa, all actions submitted to a vote of stockholders shall be voted on by the holders of common stock and class B stock voting together as a single class.

     (b) Notwithstanding subparagraph (a) of this subdivision 2, each holder of class B stock shall be entitled to only one (1) vote, in person or by proxy, for each share of class B stock standing in his name on the stock transfer records of the corporation with respect to the following matters:

     (i) the removal of any director of the corporation pursuant to Article IV of these Restated Articles of Incorporation:

     (ii) Any amendment to these Restated Articles of Incorporation which would permit the holders of stock of the corporation to amend, alter, change or repeal the bylaws or any part thereof, pursuant to Article V of these Restated Articles of Incorporation; and

     (iii) Any repeal or amendment of Article IV or Article VI of these Restated Articles of Incorporation.

     3. If and when dividends on the common stock and class B stock are declared payable from time to time by the board of directors from funds legally available therefor, whether payable in cash, in property or in shares of stock of the corporation, the holders of common stock and the holders of class B stock shall be entitled to share equally, share for share, in such dividends.

     4. (a) The holder of each outstanding share of class B stock shall have the right at any time, or from time to time, at such holder's option to convert such share into one fully paid and non-assessable share of common stock, on and subject to the terms and conditions hereinafter set forth.

     (b) In order to exercise the conversion privilege, the holder of any shares of class B stock to be converted shall present and surrender the certificate representing such shares during usual business hours at any office or agency of the corporation maintained for the transfer of class B stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of common stock which shall be issuable on such conversion shall be issued. If so required by the corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder of such shares or his duly authorized representative. Except in the case of an automatic conversion pursuant to clause (i) of subparagraph (a) of subdivision 5, subparagraph (d) of subdivision 5 or subdivision 8, each conversion of shares of class B stock shall be deemed to have been effected on the date (the "conversion date") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of common stock shall be issuable on such conversion shall be deemed to have become immediately prior to the close of business on the conversion date the holder or holders of record of the shares of common stock represented thereby.

     (c) As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of class B stock, the corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of common stock issuable upon such conversion. In case any certificate for shares of class B stock shall be surrendered for conversion of a part only of the shares represented thereby, the corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of class B stock represented by such surrendered certificate, which are not being converted. The issuance of certificates for shares of common stock issuable upon the conversion of shares of class B stock shall be made without charge to the converting holder for any tax imposed on the corporation in respect of the issue thereof. The corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares being converted, and the corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the corporation the amount of such tax or has established to the satisfaction of the corporation that such tax has been paid.

     (d) Upon any conversion of shares of class B stock into shares of common stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as may be declared and may be payable to holders of record of shares of class B stock on a date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of common stock issued upon such conversion as may be declared and may be payable to holders of record of shares of common stock on or after such conversion date.

     (e) All shares of class B stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall thereupon cease and terminate, except only the right of the holders thereof, subject to the provisions of subparagraph (c) of this subdivision 4, to receive shares of common stock in exchange therefor. All shares of class B stock surrendered for conversion shall be cancelled and may not be reissued.

     (f) Such number of shares of common stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of class B stock.

     5. (a) No person holding shares of class B stock (hereinafter called a "class B holder") may transfer, and the corporation shall not register the transfer of, such shares of class B stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee of such class B holder, which term shall have the following meanings:

          (i) In the case of a class B holder who is a natural person and the holder of record and beneficial owner of the shares of class B stock subject to said proposed transfer, "Permitted Transferee" means (A) the spouse of such class B holder, (B) a lineal descendant of a grandparent of such class B holder or a spouse of any such lineal descendant, (C) the trustee of a trust (including a voting trust) for the benefit of one or more class B holders, other lineal descendants of a grandparent of such class B holder, the spouse of such class B holder, the spouses of such other lineal descendants and an organization contributions to which are deductible for federal income, estate or gift tax purposes (hereinafter called a "Charitable Organization"), and for the benefit of no other person, provided that such trust may grant a general or special power of appointment to such class B holder, the spouse of such class B holder, any lineal descendant of such class B holder or the spouse of any such lineal descendant, and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or the estate of such class B holder payable by reason of the death of such class B holder and provided that such trust prohibits transfer of shares of class B common stock to persons other than Permitted Transferees, as defined in clause (ii) below, (D) the estate of such deceased class B holder, (E) a Charitable Organization established by such class B holder, such class B holder's spouse, a lineal descendant or a grandparent of such class B holder, or a spouse of any such lineal descendant, and (F) a corporation all the outstanding capital stock of which is owned by, or a partnership all the partners of which are, one or more of such class B holders, other lineal descendants of a grandparent of such class B holder or a spouse of any such lineal descendant, and the spouse of such class B holder; provided that if any share of capital stock of such a corporation (or of any survivor or a merger or consolidation of such a corporation), or any partnership interest in such a partnership, is acquired by any person who is not within such class of persons, all shares of class B stock then held by such corporation or partnership, as the case may be, shall be deemed, without further action, to be automatically converted into shares of common stock, and stock certificates formerly representing such shares of class B common stock shall thereupon and thereafter be deemed to represent the like number of shares of common stock.

          (ii) In the case of a class B holder holding the shares of class B stock subject to said proposed transfer as trustee pursuant to a trust other than a trust described in clause (iii) below, "Permitted Transferee" means (A) the person who established such trust and (B) a Permitted Transferee of such person determined pursuant to clause (i) above.

          (iii) In the case of a class B holder holding the shares of class B stock subject to said proposed transfer as trustee pursuant to a trust which was irrevocable on the record date (or the initial distribution of shares of class B stock ("Record Date"), "Permitted Transferee" means any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise or any "Permitted Transferee" of such person determined pursuant to clause (i), (ii), (iv), (v) or (vi) hereof, as the case may be.

          (iv) In the case of a class B holder who is the record (but not beneficial) owner of the shares of class B stock subject to said proposed transfer as nominee for the person who was the beneficial owner thereof on the Record Date, "Permitted Transferee" means such beneficial owner and a Permitted Transferee of such beneficial owner determined pursuant to clause (i), (ii), (ii), (v) or (vi) hereof, as the case may be.

          (v) In the case of a class B holder which is a partnership and the holder of record and beneficial owner of the shares of class B stock subject to said proposed transfer, "Permitted Transferee" means any partner of such partnership or any "Permitted Transferee" of such partner determined pursuant to clause (i), (ii), (iii), (iv) or (vi) hereof, as the case may be.

          (vi) In the case of a class B holder which is a corporation (other than a Charitable Organization described in subclause (E) of clause (i) above) and the holder of record and beneficial owner of the shares of class B stock subject to said proposed transfer, "Permitted Transferee" means any stockholder of such corporation receiving shares of class B stock through a dividend or through a distribution made upon liquidation of such corporation and the survivor of a merger or consolidation of such corporation or any "Permitted Transferee" of such stockholder determined pursuant to clause (i), (ii), (iii), (iv) or (v) hereof, as the case may be.

          (vii) In the case of a class B holder which is the estate of a deceased class B holder, or which is the estate of a bankrupt or insolvent class B holder, and provided such deceased, bankrupt or insolvent class B holder, as the case may be, was the record and beneficial owner of the shares of class B stock subject to said proposed transfer, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent class B holder as determined pursuant to clause (i), (v) or (vi) above, as the case may be.

     (b) Notwithstanding anything to the contrary set forth herein, any class B holder may pledge such holder's shares of class B stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this subdivision 5. In the event of foreclosure or other similar action by the pledgee, such pledged shares of class B stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of common stock, as the pledgee may elect.

     (c)  For purposes of this subdivision 5:

          (i) the relationship of any person that is derived by or through legal adoption shall be considered a natural one.

          (ii) Each joint owner of shares of class B stock shall be considered a "class B holder" of such shares.

          (iii) A minor for whom shares of class B stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a class B holder of such shares.

          (iv) Unless otherwise specified, the term "person" means both natural persons and legal entitles.

     (d) Any purported transfer of shares of class B stock not permitted hereunder shall result, without further action, in the automatic conversion of the transferee's shares of class B stock into shares of common stock, effective on the date of such purported transfer. The corporation may, as a condition to the transfer or the registration of transfer of shares of class B stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee.

     6. (a) Shares of class B stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in "street" or nominee" names; provided, however, certificates representing shares of class B stock issued as a stock dividend on the corporation's then outstanding common stock may be registered in the same name and manner as the certificates representing the shares of common stock with respect to which the shares of class B stock were issued. For the purposes of this subdivision 6, the term "beneficial owner(s)"` of any shares of class B stock shall mean the person or persons who possess the power to dispose, or to direct the disposition, of such shares.

     (b) The corporation shall note on the certificates representing the shares of class B stock that there are restrictions on transfer and registration of transfer imposed by subdivision 5 and this subdivision 6.

     7. After the initial distribution of shares of class B stock, additional shares of class B stock shall be issued by the corporation only pursuant to the corporation's Incentive Stock Plan or Management Incentive Plan for which shares of class B stock are duly reserved for issuance as of the Record Date.

     8. If at any time following the initial issuance of shares of class B stock the number of outstanding shares of class B stock as reflected on the stock transfer books of the corporation is less than 9% of the aggregate number of issued and outstanding shares of common stock and class B stock, then the outstanding shares of class B stock shall be deemed, without further action, to be automatically converted into shares of common stock, and stock certificates formerly representing outstanding shares of class B stock shall thereupon and thereafter be deemed to represent a like number of shares of common stock, and any outstanding right to receive class B stock shall automatically become the right to receive a like number of shares of common stock.

     9. The common stock and class B stock are subject to all the powers, rights, privileges, preferences and priorities of the series preferred stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the board of directors pursuant to authority expressly granted to and vested in it by the provisions of this Article IIIA.

     10. The series preferred stock may be issued from time to time in one or more series, the shares of each series to have the voting powers, full or limited, and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issuance of the series, adopted by the board of directors as hereinafter provided.

     11. Authority is hereby expressly granted to the board of directors of the corporation, subject to the provisions of this Article IIIA and to the limitations prescribed by law, to authorize the issuance of one or more series of series preferred stock and with respect to each series to fix by resolution or resolutions providing for the issuance of the series the voting powers, full or limited, if any, of the shares of the series and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof. Each series shall consist of such number of shares as shall be stated and expressed in the resolution or resolutions providing for the issuance of the stock of the series together with such additional number of shares as the board of directors by resolution or resolutions may from time to time determine to issue as a part of the series. The board of directors may from time to time decrease the number of shares of any series of series preferred stock (but not below the number thereof then outstanding) by providing that any unissued shares previously assigned to the series shall no longer constitute a part thereof and may assign the unissued shares to an existing or newly created series.

     The authority of the board of directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

          (a)  The designation of the series.

          (b) The dividend rate of the series, the conditions and dates upon which dividends shall be payable, the relation which the dividends shall bear to the dividends payable on any other class or classes of stock, and whether the dividends shall be cumulative or non-cumulative.

          (c) Whether the shares of the series shall be subject to redemption by the corporation and, if made subject to redemption, the times, prices and other terms and conditions of the redemption.

          (d) The rights of the holders of the shares of the series upon the dissolution of, or upon the distribution of assets of, the corporation, and the amount payable on the shares in the event of voluntary or involuntary liquidation.

          (e) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series.

          (f) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other classes or of any other series of any class or classes of stock of the corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of the conversion or exchange.

          (g) The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise.

     12. The holders of shares of each series of series preferred stock shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the board of directors for such series, and no more, before any dividends, other than dividends payable in common stock or class B common stock, shall be declared and paid, or set apart for payment, on the common stock or the class B common stock with respect to the same dividend period.

     13. Whenever, at any time, dividends on the then outstanding series preferred stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment and after complying with respect to any retirement or sinking fund or funds for any series of series preferred stock, the board of directors may, subject to the provisions of the resolution or resolutions creating any series of series preferred stock, declare and pay dividends on the common stock and the class B stock, and the holders of shares of preferred stock shall not be entitled to share therein.

     14. The holders of shares of such series of series preferred stock shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the corporation to such references as provided in the resolution or resolutions creating the series, and no more, before any distribution of the assets of the corporation shall be made to the holders of shares of common stock and class B stock. Whenever the holders of shares of series preferred stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the common stock and class B stock shall be entitled to share ratably in all the remaining assets of the corporation.

     15. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution or resolutions of the board of directors providing for the issuance of any series of series preferred stock, the holders of the series shall have no voting power whatsoever.

     16. No holder of any share of any class of stock of the corporation shall have any preemptive right to subscribe for or acquire additional shares of stock of any class of the corporation or warrants or options to purchase, or securities convertible into, shares of any class of stock of the corporation.

     17. No holder of any share of any class of stock of the corporation shall sell the vote pertaining to such share or issue a proxy to vote such share in consideration of any sum of money or anything of value.

     III. The number of shares of the corporation outstanding at the time of such adoption was 9,572,834, all of which are of one class and all of which were entitled to vote on the aforesaid amendment.

     IV. The number of outstanding shares which were voted for adoption of the aforesaid amendment is 5,886,702, the number of said shares which voted against the same is 1,832,526, and the number of said shares which abstained is 75,010.

     V. The date on which the aforesaid amendment shall become effective is the date on which the Iowa Secretary of State issues a Certificate of Amendment.

Executed on December 15, 1986.

                                 Meredith Corporation


                                 By _________________________________
                                      Robert A. Burnett, President


                                 By _________________________________
                                    Betty Campbell Madden, Secretary
STATE OF IOWA    )
                 )  SS.:
COUNTY OF POLK   )

     On this 15th day of December, A.D., 1986, before me, a Notary Public in and for the State and County aforesaid, personally appeared Robert A. Burnett, to me personally known, who, being by me duly sworn, did say that he is the President of Meredith Corporation, the corporation which executed the foregoing instrument; that he signed said instrument upon behalf of said corporation; and that he acknowledged said instrument to be the voluntary act and deed of said corporation by it voluntarily executed and his signing to be his voluntary act and deed by him voluntarily signed.

     IN WITNESS WHEREOF, I have placed my hand and seal on the date aforesaid.

                                 ________________________________
                                   Marna G. Ford, Notary Public

                                 Commission expires:  May 15, 1989

                STATEMENT OF CANCELLATION OF REACQUIRED SHARES
                        (OTHER THAN REDEEMABLE SHARES)
                                      of
                             MEREDITH CORPORATION


TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

Pursuant to the provisions of Section 65 of the Iowa Business Corporation Act, Chapter 496A, Code of Iowa, the undersigned corporation submits the following statement of cancellation by resolution of its Board of Directors of shares of the corporation reacquired by it, other than redeemable shares redeemed or purchased:

1.  The name of the Corporation is Meredith Corporation.

2.  The effective date of incorporation was August 9, 1905.

3. A resolution was duly adopted by the Board of Directors on February 9, 1987, authorizing the cancellation of 239,114 shares, itemized as follows:

       Class              Series             Number of Shares
       _____              ______             ________________

       Common               N/A                  235,322

The amount of stated capital represented by the shares to be cancelled is 235,322 Dollars ($235,322).

4. The aggregate number of issued shares, itemized by classes and series and par value, if any, after giving effect to such cancellation is 19,153,346, itemized as follows:

    Class       Series      Par Value       Number of Shares
    _____       ______      _________       ________________

   Common         N/A          $1            10,255,942
   Class B        N/A          $1             8,897,404

5. The amount of the stated capital of the corporation, after giving effect to such cancellation, is $19,153,346


Dated:  February 10, 1987

                                 MEREDITH CORPORATION


                                 By:_________________________
                                    William H. Straw,
                                    Its Vice President-Finance


                                 And_________________________
                                    Betty Campbell Madden,
                                    Its Secretary


STATE OF IOWA  )
               ) ss.
COUNTY OF POLK )

     On this 10th day of February, A.D. 1987, before me, Marna G. Ford, a Notary Public in and for said County, personally appeared William H. Straw and Betty Campbell Madden, to me personally known, who being by me duly sworn did say that he is vice president of said corporation and that she is secretary of said corporation and that said Statement of Cancellation was signed on behalf of the said corporation by authority of its board of directors and the said William H. Straw and Betty Campbell Madden acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.



                                   _________________________
                                   Marna G. Ford
                                   Notary Public in and for the
                                   State of Iowa

                    STATEMENT OF CHANGE OF REGISTERED AGENT
                                      OF
                             MEREDITH CORPORATION


TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to the provisions of Section 12 of the Iowa Business Corporation Act, Chapter 496A, Code of Iowa, the undersigned corporation, organized under the laws of the State of Iowa, submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the State of Iowa:

     I.  The name of the corporation is Meredith Corporation.
    II. The address of its present registered office is 1716 Locust Street, Des Moines, in the County of Polk.
   III.  The name of its present registered agent, Gerald D. Thornton.
    IV.  The name of its successor registered agent, Thomas G. Fisher.
     V. The address of its registered office and the address of the business office of its registered agent as changed, will be identical.
    VI. Such change was authorized by resolution duly adopted by its Board of Directors.

Dated:  May 18, 1987.

                                  MEREDITH CORPORATION

                                  __________________________
                                  By:   Robert A. Burnett
                                  Its:  President

STATE OF IOWA   )
                )  SS.
COUNTY OF POLK  )

     I, Robert A. Burnett, being first duly sworn on oath depose and state that I am the President of Meredith Corporation, and that I executed the foregoing instrument as President of the corporation, and that the statements contained therein are true.

     Subscribed and sworn to before me this 18th day of May, A.D., 1987.

                                  __________________________
                                     Karen L. Hayes
                                  Notary Public in and
                                  for the State of Iowa

                              ARTICLES OF MERGER

                                      OF

                            SAIL PUBLICATIONS, INC.

                                     INTO

                             MEREDITH CORPORATION


     Pursuant to the provisions of Section 496A.72 of the Code of Iowa, Meredith Corporation, a corporation organized under the laws of the State of Iowa, and owning at least ninety per cent of the shares of Sail Publications, Inc., a corporation organized under the laws of the State of Massachusetts, hereby executes the following articles of merger:

     FIRST: The following plan of merger was approved by resolution of the Board of Directors of Meredith Corporation adopted on May 13, 1987.

          (a) The name of the subsidiary corporation is Sail Publications, Inc., and the name of the surviving corporation owning at least ninety per cent of its shares is Meredith Corporation.

          (b)  The terms and conditions of the proposed merger are as follows:

          All outstanding shares of the wholly-owned subsidiary will be cancelled upon effect of the merger.

     SECOND: The number of outstanding shares of each class of the subsidiary corporation and the number of shares of each class owned by the surviving corporation are as follows:

                      No. of Shares            No. of Shares
     Class            Outstanding              Owned by Parent
     _____            _____________            _______________

     Common             500                       500 (100%)

     THIRD: There are no holders of shares of the subsidiary corporation (Sail Publications, Inc.) not owned by the surviving corporation (Meredith Corporation) and the surviving corporation waived the mailing of a copy of the plan of merger.


Dated:  June 9, 1987.

                                     MEREDITH CORPORATION


                                     By: __________________________
                                          Gerald D. Thornton
                                          Its Vice President-
                                          Administrative Services


                                     By: __________________________
                                          Betty Campbell Madden,
                                          Its Secretary


STATE OF IOWA   )
                )  ss:
COUNTY OF POLK  )


     On this 9th day of June A.D., 1987, before me, Marna G. Ford, a Notary Public in and for said county, personally appeared Gerald D. Thornton, to me personally known, who being by me duly sworn did say that he is Vice President-Administrative Services of said corporation, an Iowa corporation, that the seal affixed to said instrument is the seal of said corporation and that said Articles of Merger were signed and sealed on behalf of the said corporation by authority of its Board of Directors and the said Gerald D. Thornton acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.


                                     ____________________________________
                                     Marna G. Ford
                                     Notary Public in and for said county

                             ARTICLES OF AMENDMENT
                                    TO THE
                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                             MEREDITH CORPORATION

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to the provisions of Section 58 of the Iowa Business Corporation Act, Chapter 496A, Code of Iowa, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation:

     I. The name of the corporation is Meredith Corporation. The effective date of its incorporation was the 9th day of August, 1905. Its original name was Successful Farming Publishing Company.

    II. The following amendment to the Restated Articles of Incorporation was adopted by the shareholders of the corporation on November 14, 1988, in the manner prescribed by the Iowa Business Corporation Act, providing for a new
Article IX to be added to the Restated Articles of Incorporation to be and read as follows:

                                      "IX

     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders,
     (ii) for acts or omissions not in good faith or which involve the intentional misconduct or a knowing violation of the law, (iii) for any transaction from which the director derives an improper personal benefit, or (iv) under Section 496A.44 of the Iowa Business Corporation Act.

     Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

  III. The number of shares outstanding and entitled to vote at the time of such adoption was 19,307,579, consisting of 14,171,381 shares of common stock, each entitled to one vote and 5,136,198 shares of class B common stock, each entitled to ten votes, voting together as a class.

  IV. The number of shares voting, and votes cast, for, against and abstaining on the proposal to amend the Restated Articles of Incorporation by adding
Article IX were as follows:

                              For           Against      Abstain
                              ---           -------      -------
     Common -  Shares       10,409,982      485,589        70,098
               Votes        10,409,982      485,589        70,998

     Class B - Shares        3,958,428       52,676         7,869
               Votes        39,584,280      526,760        78,690

     Total   - Shares       14,368,410      538,265        77,967
               Votes        49,994,262    1,012,349       148,788

Executed December    , 1988.

                                     MEREDITH CORPORATION


                                     By _________________________
                                          Jack D. Rehm
                                          Its President and
                                          Chief Operating Officer


                                     By _________________________
                                          Thomas G. Fisher
                                          Its Secretary
STATE OF IOWA  )
               ) ss.
COUNTY OF POLK )

     On this 13th day of December, A.D., 1988, before me, Marna G. Ford, a Notary Public in and for said County, personally appeared Jack D. Rehm, to me personally known, who being by me duly sworn did say that he is Vice President of said corporation, that the seal affixed to said instrument is the seal of said corporation and that said Articles of Amendment were signed and sealed on behalf of said corporation by authority of its Board of Directors and the said Gerald D. Thornton and Thomas G. Fisher acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.

                                     _________________________
                                          Marna G. Ford
                                     Notary Public in and for the
                                          State of Iowa

Commission expires May 15, 1989

                            ARTICLES OF AMENDMENT
                                    TO THE
                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                            MEREDITH CORPORATION



To the Secretary of State of the State of Iowa

     Pursuant to the provisions of Section 496A.58 of the Iowa Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation:

       I. The name of the corporation is Meredith Corporation. The effective date of its incorporation was the 9th day of August, 1905. Its original name was Successful Farming Publishing Company.

      II. The following amendment to the Restated Articles of Incorporation was adopted by the shareholders of the corporation on November 14, 1994, in the manner prescribed by the Iowa Business Corporation Act:

     RESOLVED, that the first unnumbered paragraph of Article III.A. of the Company's Restated Articles of Incorporation is amended in its entirety to read as follows:

        A. Capitalization. The total number of shares of stock of all classes which the corporation shall have authority to issue is 100,000,000 shares, of which 5,000,000 shares shall be preferred, par value $1.00 per share (hereinafter called "series preferred stock"), 80,000,000 shares of which shall be common stock, par value $1.00 per share (hereinafter called "common stock)" and 15,000,000 shares of which shall be class B common stock, par value $1.00 per share (hereinafter called "class B stock").

     RESOLVED FURTHER, Article III.A.3. of the Company's Restated Articles of Incorporation is amended in its entirety to read as follows:

        If and when dividends on the common stock and class B stock are declared payable from time to time by the board of directors from funds legally available therefor, whether payable in cash, in property or in shares of stock of the corporation, the holders of common stock and the holders of class B stock shall be entitled to share equally, share for share, in such dividends, except that if a share dividend of common stock is declared on the common stock, an equal share dividend of class B stock shall be declared on the class B stock, and if a share dividend of class B stock is declared on the class B stock, an equal share dividend of common stock shall be declared on the common stock. In no case may a share dividend of class B stock be paid on common stock, nor may a share dividend of common stock be paid on class B stock.

     RESOLVED FURTHER, Article III.A.5.(c) of the Company's Restated Articles of Incorporation is amended in its entirety to add the following as (v):

        (v) The term "grandparent" means an ancestor in any degree born after January 1, 1876.

     RESOLVED FURTHER, Article III.A.7. of the Company's Restated Articles of Incorporation is amended in its entirety to read as follows:

        Notwithstanding any other provision of these Restated Articles of Incorporation, the authorized shares of class B stock which may be issued after the date of this amendment to the Restated Articles of Incorporation may only be issued in the form of a share dividend on class B stock.

     III. The number of shares of the corporation outstanding at the time of such adoption was 13,712,741, consisting of 10,149,073 shares of common stock, each entitled to one vote and 3,563,668 shares of class B common stock, each entitled to ten votes, voting together as a class.

      IV. The number of shares voting, and votes cash, for, against, and abstaining on the proposal to amend the first unnumbered paragraph of Article III.A., Article III.A.3. and Article III.A.7. of the Restated Articles of Incorporation to increase the authorized shares of class B stock solely for issuance as share dividends on class B stock, to increase the authorized shares of common stock and to modify provisions relating to the payment of share dividends were as follows:

                               For             Against           Abstain

  Common - Shares          3,970,846.0       3,644,885.0        26,348.0
           Votes           3,970,846.0       3,644,885.0        26,348.0

  Class B - Shares         3,122,699.7          22,623.8         6,917.8
            Votes         31,226,997.0         226,238.0        69,178.0

  Total Shares             7,093,545.7       3,667,508.8        33,265.8

  Total Votes             35,197,843.0       3,871,123.0        95,526.0
                          ------------       -----------        --------

       V. The number of shares voting, and votes cast, for, against, and abstaining on the proposal to amend Article III.A.5.(c) of the Restated Articles of Incorporation to broaden the class of "permitted transferees" of class B stock were as follows:

                              For             Against           Abstain

  Common - Shares          6,455,712.0       1,121,586.0        30,816.0
           Votes           6,455,712.0       1,121,586.0        30,816.0

  Class B - Shares         3,118,742.8          19,409.2        14,089.3
            Votes         31,187,428.0         194,092.0       140,893.0

  Total Shares             9,574,454.8       1,140,995.2        44,905.3

  Total Votes             37,643,140.0       1,315,678.0       171,709.0
                          ------------       -----------       ---------

Executed:  December 12, 1994

                                 MEREDITH CORPORATION

                                 By   _______________________
                                      William T. Kerr
                                      President and
                                      Chief Operating Officer

                                 By   _______________________
                                      Thomas L. Slaughter
                                      Its Secretary
STATE OF IOWA  )
               )ss:
COUNTY OF POLK )

     On this 12th day of December, A.D., 1994, before me, Teresa T. Rinker, a Notary Public in and for said County, personally appeared WILLIAM T. KERR and THOMAS L. SLAUGHTER, to me personally known, who being by me duly sworn, did say that they are the President & Chief Operating Officer and Corporate Secretary respectively of said corporation, that the seal affixed to said instrument is the seal of said corporation and that said Articles of Amendment were signed and sealed on behalf of said corporation by authority of its Board of Directors and that the said JACK D. REHM and THOMAS L. SLAUGHTER acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.

                          __________________________________________
                          Notary Public in and for the State of Iowa